Exhibit 3.900

C & S 101,12.78	(Please do not write in spaces below — for Department use)	8rav M-2409
MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

EFFECTIVE DATE	FILED	Date Received
If different than date of filing:	NOV 30 1979	NOV 28 1979
[ILLEGIBLE]
DIRECTOR
Michigan Department of Commerce
Corporation Number 012-153
(SEE INSTRUCTIONS ON REVERSE SIDE)
ARTICLES OF INCORPORATION
(Domestic Profit Corporation)
     These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284. Public Acts of 1972, as amended, as follows:
ARTICLE I (See Part 1 of instructions on Page 4.)
The name of the corporation is Sanitary Disposal Service, Inc.

ARTICLE II	(See Part 2 of instructions on Page 4.) (if space below is insufficient, continue on Page 3.)
     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
ARTICLE III
The total authorized capital stock is:

1.	Common Shares 5.000	Par Value Per Share $ 10.00
	Preferred Shares -0-	Par Value Per Share $ -0-

and/or shares without par value as follows (See Part 3 of instructions on Page 4.)

2.	Common Shares -0-	Stated Value Per Share $ -0-
	Preferred Shares -0-	Stated Value Per Share $ -0-

3.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: (if space below is insufficient, continue on Page 3.)
SEAL APPEARS ONLY ON ORIGINAL

ARTICLE IV
1. The address of the initial registered office is: (See Part 4 of instructions) on Page 4.)

2645 E. Middle Lake Road,	Twin Lake,	Michigan	49457
NO. AND STREET	CITY		ZIP
2. Mailing address of the initial registered office if different than above (See Part 4 of instructions on Page 4.)

Same		Michigan
P. O. BOX	CITY		ZIP
3. The name of the initial resident agent at the registered office is:
     Theodore J. Stoerman
ARTICLE V (See Part 5 of instructions on Page 4.)
     The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
Theodore J. Stoerman	2645 E. Middle Lake Road, Twin Lake, MI 49457
Elaine M. Stoerman	2645 E. Middle Lake Road, Twin Lake, MI 49457
ARTICLE VI OPTIONAL (Delete Article VI if not applicable.)
     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
ARTICLE VII OPTIONAL (Delete Article VII if not applicable.)
     Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
SEAL APPEARS ONLY ON ORIGINAL

(Use space below for continuation of previous Articles and/or for additional Articles.)
     Please indicate which article you are responding to and/or insert any desired additional provisions authorized by the act by adding additional articles here.
     I (We), the incorporator(s) sign my (our) name(s) this 27th day of November 1979.

/s/ Theodore J. Stoerman

Theodore J. Stoerman

/s/ Elaine M. Stoerman

Elaine M. Stoerman

(INSTRUCTIONS ON PAGE 4)
SEAL APPEARS ONLY ON ORIGINAL